As filed with the Securities and Exchange Commission on March 23, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DHT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Clarendon House
2 Church Street, Hamilton HM 11
Bermuda
+1 (441) 295-1422
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)
With copies to:
D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging Growth Company.  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
DHT Holdings, Inc.

Common Shares
Preferred Shares
Warrants
Rights

Through this prospectus, we or any selling shareholder to be named in a prospectus supplement may periodically offer:
•	our common stock;
•	our preferred stock;
•	our warrants; and
•	our rights.
We will not receive any of the proceeds from the sales of securities by any selling shareholder. Such securities may also be sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), rather than under this prospectus.
We and any selling shareholder named in a prospectus supplement may from time to time offer and sell the securities directly or through agents, underwriters or broker-dealers at prices and on terms to be determined at the time of sale. These sales may be made on the New York Stock Exchange or other national security exchanges on which our common stock is then traded, in the over-the-counter market or in negotiated transactions. See the section entitled “Plan of Distribution” on page 6 of this prospectus. To the extent required, the names of any agent, underwriter or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement, which will accompany this prospectus. No limit exists to the aggregate amount of the securities we or a selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. The prices and other terms of the securities covered by this prospectus will be determined at the time of their offering and will be described in a prospectus supplement. A prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed on the New York Stock Exchange, or the “NYSE, under the symbol “DHT”. As of March 16, 2023, there were 162,986,561 shares of our common stock outstanding. The last reported sale price of our common stock on the NYSE on March 16, 2023 was $10.56 per share.
Investing in our securities involves risk. Before buying any of our securities you should carefully read the section entitled “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 23, 2023.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. This prospectus is not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form F-3ASR that we filed with the Securities and Exchange Commission, or the “Commission”, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using an automatic shelf registration process. Under the automatic shelf registration process, we or any selling shareholder to be named in a prospectus supplement may sell securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by us or a selling shareholder. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. Each time we or any selling shareholder sell securities, we may provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular offerings. This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include important information about us and our securities and other information you should know before subscribing to any offering pursuant to this prospectus.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, if any. We are responsible only for the information contained in this prospectus or incorporated by reference into this prospectus or to which we have referred you. We have not authorized anyone to provide you with any other information and we take no responsibility for any other information that others may provide you. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted.
This prospectus does not contain all the information provided in the registration statement we have filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described in the section entitled “Where You Can Find Additional Information” on page 26 of this prospectus.

PROSPECTUS SUMMARY
This prospectus summary highlights certain information about us. Because it is a summary, it may not contain all of the information that you should consider before deciding whether or not you should purchase our securities. You should carefully read this prospectus, any accompanying prospectus supplement, if any, and the documents incorporated herein and therein by reference for a more complete understanding of our business, this offering and the other transactions described in this prospectus supplement. You should pay special attention to the section entitled “Risk Factors” on page 4 of this prospectus and “Item 3. Key Information-D. Risk Factors” beginning on page 4 of our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 23, 2023 (our “2022 Form 20-F”) and our consolidated audited financial statements and the notes thereto in our 2022 Form 20-F and incorporated herein by reference. Unless we specify otherwise, all references in this prospectus to “we”, “our”, “us”, “DHT” and “our company” refer to DHT Holdings, Inc. and its subsidiaries. The shipping industry’s functional currency is the U.S. dollar and our company’s functional currency is the U.S. Dollar. All of our revenues and most of our operating costs are in U.S. dollars. All references in this prospectus to “$” and “dollars” refer to U.S. dollars.
Our Company
We operate a fleet of crude oil tankers. As of March 16, 2023, our fleet consisted of 23 VLCC crude oil tankers, all of which are wholly owned by DHT Holdings. VLCCs are tankers ranging in size from 200,000 to 320,000 deadweight tons (“dwt”). As of March 23, 2023, seven of our 23 vessels were on time charters and 16 vessels were operating in the spot market. The fleet operates globally on international routes. The 23 VLCCs had a combined carrying capacity of 7,152,498 dwt and an average age of approximately 9.4 years as of March 23, 2023.
Our principal capital expenditures during the last three fiscal years and through March 23, 2023 included $136 million in connection with the acquisition of two VLCCs, $36 million related to ten exhaust gas cleaning systems and $15 million related to ten ballast water treatment systems. Our principal divestitures during the same period comprised the sale of six VLCC tankers for a total of $199 million.
We operate our vessels through our wholly owned management companies in Monaco, Norway and Singapore. For more information on our company, please see our 2022 Form 20-F.

Employment
The following table presents certain features of our vessel employment as of March 16, 2023:
Vessel	Type of Employment	Expiry
VLCC
DHT Mustang	Time charter	Q2 2023
DHT Bronco	Spot
DHT Colt	Time charter	Q2 2023
DHT Stallion	Spot
DHT Tiger	Spot
DHT Harrier	Time charter	Q4 2024
DHT Puma	Time charter with profit sharing	Q1 2026
DHT Panther	Spot
DHT Osprey	Time charter	Q2 2027
DHT Lion	Spot
DHT Leopard	Time charter	Q2 2027
DHT Jaguar	Spot
DHT Taiga	Spot
DHT Opal	Spot
DHT Sundarbans	Spot
DHT Redwood	Spot
DHT Amazon	Time charter	Q2 2023
DHT Peony	Spot
DHT Lotus	Spot
DHT China	Spot
DHT Europe	Spot
DHT Bauhinia	Spot
DHT Scandinavia	Spot
Corporate Information
Our principal executive offices are located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number at that address is +1 (441) 295-1422. Our website address is www.dhtankers.com. The information on our website is not a part of this prospectus. We own each of the vessels in our fleet through wholly owned subsidiaries incorporated under the laws of the Republic of the Marshall Islands (the “Marshall Islands”) or the Cayman Islands. Additionally, we wholly own a subsidiary incorporated under the laws of the Republic of Singapore that does not own any vessels. We operate our vessels through our subsidiary management companies in Monaco, Norway and Singapore.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors appearing under the heading “Item 3. Key Information—D. Risk Factors” in our 2022 Form 20-F, incorporated herein by reference and in other reports subsequently furnished to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in our securities. If any of those risks actually occur, our business, financial condition, results of operations or cash flows could be materially and adversely affected. In such a case, the value of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we plan to use the net proceeds from the sale of securities offered by this prospectus to fund the expansion of our fleet and for other general corporate purposes.
We will not receive any of the proceeds from any sale of securities by any selling shareholders.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may offer and sell, from time to time, some or all of the securities covered by this prospectus and the applicable prospectus supplement. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•	on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	as settlement of short sales entered into after the date of the prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through broker-dealers, who may act as agents or principals;
•	through sales “at the market” to or through a market-maker;
•	in a block trade, in which a broker-dealer will attempt to sell a block as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents;
•	in options transactions;
•	over the internet;
•	any other method permitted pursuant to applicable law; or
•	in any combination of the above.
In effecting sales, brokers or dealers engaged by us or the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers.
In addition, we or the selling shareholders may sell any securities covered by this prospectus in private transactions rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or the selling shareholders or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
Any underwriters, broker-dealers, agents or other persons acting on our behalf or on behalf of the selling shareholders that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or the selling shareholders. We or any selling shareholder may also sell securities short and deliver the securities offered by this prospectus to close out any short positions. We or any selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling shareholder may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions or other items constituting compensation from us or the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and, if applicable, the selling shareholders would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or the selling shareholders may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or the selling shareholders grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA”, if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us or the selling shareholders, to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
We will bear all costs relating to the securities being registered and sold by us under the registration statement of which this prospectus is a part.

SELLING SHAREHOLDERS
Selling shareholders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See the section entitled “Plan of Distribution” on page 6 of this prospectus. Such selling shareholders may also sell, transfer or otherwise dispose of securities in transactions exempt from the registration requirements of the Securities Act, rather than under this prospectus.
If any selling shareholder is to offer and sell securities pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of securities beneficially owned by each such selling shareholder.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF COMMON STOCK
A description of our common stock can be found in “Item 10.B. Articles of Incorporation and Bylaws” and Exhibit 2.1 included in our 2022 Form 20-F, which is incorporated by reference into this prospectus.

DESCRIPTION OF PREFERRED STOCK
The material terms of any series of preferred stock that we offer, together with any material U.S. federal income tax considerations relating to such preferred stock, will be described in a prospectus supplement.
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine the terms of and rights attaching to such preferred stock, including with respect to, among other things, dividends, conversion, voting, redemption, liquidation, designation and the number of shares constituting any such series. The issuance of shares of preferred stock may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of shares of our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.
The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:
•	the title of such warrants;
•	the offering price for such warrants, if any;
•	the aggregate number of such warrants;
•	the designation and terms of the securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other backstop arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The following summary of certain provisions of the rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any subscription agent agreement and subscription certificate that may be filed with the Commission in connection with the offering of such rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•	the record date for stockholders entitled to receive the rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	the price, if any, for the subscription rights;
•	the number of subscription rights issued;
•	the terms of the shares of common stock or shares of preferred stock or depositary shares;
•	the extent to which the subscription rights are transferable;
•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;
•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;
•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	if applicable, a discussion of material United States federal income tax considerations.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby or backstop arrangements, as described in the applicable prospectus supplement.

EXPENSES
The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this registration. All of such amounts (except the Commission registration fee) are estimated.
Commission registration fee	$ (1)
NYSE listing fee	*
FINRA filing fee	*
Blue Sky fees and expenses	*
Printing and engraving costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer Agent and Registrar fees and expenses	*
Miscellaneous	*
Total	$ *
(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

EXPERTS
The consolidated financial statements of DHT Holdings, Inc. appearing in DHT Holdings, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2022, and the effectiveness of DHT Holdings, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Dronning Eufemias gate 6, 0191 Oslo, Norway.
The financial statements of DHT Holdings, Inc. for the year ended December 31, 2020 incorporated by reference in this prospectus have been audited by Deloitte AS, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other matters relating to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain other legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
ENFORCEMENT OF CIVIL LIABILITIES
DHT Holdings, Inc. is a Marshall Islands corporation and our principal executive offices are located outside the United States in Bermuda. A majority of our directors and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TAX CONSIDERATIONS
The following is a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant to an investment decision with respect to the acquisition, ownership and disposition of our securities. This discussion does not purport to deal with the tax consequences of owning securities to all categories of investors, some of which (such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, certain U.S. expatriates, persons required to accelerate the recognition of any item of gross income with respect to securities offered by this prospectus as a result of such income being recognized on an applicable financial statement, persons liable for alternative minimum tax, persons who are investors in pass-through entities, persons required to recognize any item of gross income as a result of such income being recognized on an applicable financial statement, dealers in securities or currencies and investors whose functional currency is not the U.S. dollar) may be subject to special rules.
Marshall Islands Tax Considerations
The following are the material Marshall Islands tax consequences of our activities to us and holders of our common stock or preferred stock. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to holders of our common stock or preferred stock. We also anticipate that payments made by us with respect to any rights or warrants issued by us would not be subject to any Marshall Islands withholding tax.
U.S. Federal Income Tax Considerations
WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE OVERALL TAX CONSEQUENCES ARISING IN YOUR OWN PARTICULAR SITUATION UNDER U.S. FEDERAL, STATE, LOCAL OR FOREIGN LAW OF THE OWNERSHIP OR DISPOSITION OF OUR COMMON STOCK.
The following discussion represents the opinion of Cravath, Swaine & Moore LLP regarding the material U.S. federal income tax consequences to us of our activities and, subject to the limitations described above, to you as a beneficial owner of shares of our common stock or preferred stock.
This discussion is based on the Code, the Treasury regulations issued thereunder, published administrative interpretations of the IRS and judicial decisions as of the date hereof, all of which are subject to change at any time, possibly on a retroactive basis. We have not and will not seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.
The U.S. federal income tax consequences to a beneficial owner of our common stock or preferred stock may vary depending on such beneficial owner’s particular situation or status. This discussion is limited to beneficial owners of our common stock or preferred stock who purchase such stock in an offering of such stock pursuant to this Registration Statement and who hold such stock as capital assets. This discussion does not purport to deal with the tax consequences of owning or disposing of our common stock or preferred stock to all categories of investors, some of which (such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common stock or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, U.S. expatriates, persons liable for alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to securities offered by this prospectus as a result of such income being recognized on an applicable financial statement, persons who are investors in pass-through entities, dealers in securities or currencies and investors whose functional currency is not the U.S. dollar) may be subject to special rules. In addition, this discussion does not address any U.S. state or local tax matters, any non-U.S. tax matters, or any U.S. federal taxes other than income taxes (such as estate and gift taxes).

Taxation of Our Operating Income
Our subsidiaries have elected to be treated as disregarded entities for U.S. federal income tax purposes. As a result, for purposes of the discussion below, our subsidiaries are treated as branches rather than as separate corporations.
U.S. Taxation of Our Shipping Income
For purposes of the following discussion, “shipping income” means any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture we directly or indirectly own or participate in that generates such income, or from the performance of services directly related to those uses.
“U.S. source gross transportation income” includes 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States. Except as discussed below, our U.S. source gross transportation income would be subject to a 4% U.S. federal income tax imposed without allowance for deductions. Shipping income attributable to transportation exclusively between non-U.S. ports generally will not be subject to U.S. federal income tax.
Under Section 883 of the Code and the regulations thereunder, we will be exempt from the 4% U.S. federal income tax if:
1.	we are organized in a foreign country (the “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and
2.	either:
(A)
more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, referred to as the “50% Ownership Test”, or

(B)
our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations or in the United States, referred to as the “Publicly Traded Test”.

The Marshall Islands, the jurisdiction where we are incorporated, grants an “equivalent exemption” to U.S. corporations. Therefore, we will be eligible for the exemption under Section 883 of the Code if either the 50% Ownership Test or the Publicly Traded Test is met. As of the date hereof, our common stock is the only class of our stock that is outstanding. Because our common stock is traded on the NYSE and our stock is widely held, it would be difficult or impossible for us to establish that we satisfy the 50% Ownership Test.
As to the Publicly Traded Test, the regulations under Section 883 of the Code provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country. We believe that our common stock, is, and will continue to be, “primarily traded” on the NYSE, which is an established securities market for these purposes.
The Publicly Traded Test also requires our stock to be “regularly traded” on an established securities market. Because our common stock is listed on the NYSE, and because our preferred stock, if any, is not listed for trading on any exchange, our common stock, as of the date hereof, is the only class of our outstanding stock traded on an established securities market. Our common stock will be treated as “regularly traded” on the NYSE for purposes of the Publicly Traded Test if:
(i)
our common stock represents more than 50% of the total combined voting power of all classes of our stock entitled to vote and of the total value of all of our outstanding stock, referred to as the “trading threshold test”;

(ii)
our common stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, referred to as the “trading frequency test”; and

(iii)
the aggregate number of shares of our common stock traded on such market during the taxable year is at least 10% of the average number of shares of our common stock outstanding during such year (as appropriately adjusted in the case of a short taxable year), referred to as the “trading volume test”.

We believe we satisfy the trading threshold test. We also believe we satisfy, and will continue to satisfy, the trading frequency and trading volume tests. However, even if we do not satisfy these tests in the future, both tests are deemed satisfied if our common stock is traded on an established securities market in the United States and is regularly quoted by dealers making a market in such stock. Because our common stock is listed on the NYSE, we believe this is and will continue to be the case.
Notwithstanding the foregoing, our common stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of such stock is owned, actually or constructively under certain stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such stock, referred to as the “5 Percent Override Rule”.
In order to determine the persons who actually or constructively own 5% or more of the vote and value of our common stock (“5% Stockholders”) we are permitted to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the U.S. Securities and Exchange Commission as having a 5% or more beneficial interest in our common stock. In addition, an investment company identified on a Schedule 13G or Schedule 13D filing which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.
We believe that the 5 Percent Override Rule has not been triggered with respect to our common stock. However, the 5 Percent Override Rule might be triggered in the future as a result of factual circumstances beyond our control, for example, if one or more stockholders became a 5% Stockholder. In this case, the 5 Percent Override Rule will nevertheless not apply if we can establish that among the closely-held group of 5% Stockholders, there are sufficient 5% Stockholders that are considered to be “qualified stockholders” for purposes of Section 883 of the Code to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of the value of our common stock for more than half the number of days during the taxable year.
In any year that the 5 Percent Override Rule is triggered with respect to our common stock, we will be eligible for the exemption from tax under Section 883 of the Code only if (i) we can nevertheless satisfy the Publicly Traded Test, which would require us to show that the exception to the 5 Percent Override Rule applies, as described above, or if (ii) we can satisfy the 50% Ownership Test. In either case, we would have to satisfy certain substantiation requirements regarding the identity and certain other aspects of our stockholders which generally would require that we receive certain statements from certain of our direct and indirect stockholders. These requirements are onerous and there is no assurance that we would be able to satisfy them.
Based on the foregoing, we believe we satisfy, and will continue to satisfy, the Publicly Traded Test and therefore we qualify for the exemption under Section 883 of the Code. However, if at any time in the future, including in 2023, we fail to qualify for these benefits, our U.S. source gross transportation income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since 50% of our shipping income for transportation that begins or ends in the United States would be treated as U.S. source gross transportation income, the effective rate of U.S. federal income tax on such shipping income would be 2%.
If the benefits of Section 883 of the Code become unavailable to us in the future, any of our U.S. source gross transportation income that is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, net of applicable deductions, would be subject to the U.S. federal corporate income tax at a current rate of 21%. In addition, we may be subject to the 30% “branch profits tax” on such earnings, as determined after allowance for certain adjustments and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

We believe that none of our U.S. source gross transportation income will be “effectively connected” with the conduct of a U.S. trade or business. Such income would be “effectively connected” only if:
•	we had, or were considered to have, a fixed place of business in the United States involved in the earning of U.S. source gross transportation income; and
•
substantially all of our U.S. source gross transportation income was attributable to regularly scheduled transportation, such as the operation of a vessel that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We believe that we will not meet these conditions because we do not have, and we do not intend to have or permit circumstances that would result in our having, such a fixed place of business in the United States or any vessel sailing to or from the United States on a regularly scheduled basis.
Income attributable to transportation that both begins and ends in the United States is not subject to the tax rules described above. Such income is subject to either a 30% gross-basis tax or to a U.S. federal corporate income tax on net income at a rate of 21% (and the branch profits tax described above). Although there can be no assurance, we do not expect to engage in transportation that produces shipping income of this type.
U.S. Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883 of the Code, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided that the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. We expect that any sale of a vessel will be so structured that it will be considered to occur outside of the United States.
U.S. Federal Income Taxation of “U.S. Holders”
The following section applies to you only if you are a “U.S. Holder”. For this purpose, a “U.S. Holder” means a beneficial owner of shares of our common stock or preferred stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes:
•
is an individual who is a U.S. citizen or resident, a U.S. corporation (or other entity that is classified as a corporation for U.S. income tax purposes), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has validly elected to be treated as a U.S. trust;

•	owns our common stock or preferred stock as a capital asset; and
•	owns actually and constructively less than 10% of our common stock and less than 10% of our preferred stock by vote and value.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the tax treatment of the partnership and certain determinations made at the partner level. A partner in a partnership holding our common stock or preferred stock is urged to consult its own tax advisor.
Taxation of Common Stock and Preferred Stock
Distributions on our Common Stock and Preferred Stock
Subject to the discussion of PFICs below, any distributions made by us with respect to our common stock and preferred stock to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles (“E&P”). Distributions in excess of such E&P will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common stock and preferred stock (determined separately for each share) on a dollar-for-dollar basis and thereafter as capital gain. U.S. Holders that are corporations will generally not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common stock and preferred stock will generally be treated as “passive income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.
Dividends paid on our common stock and preferred stock to a U.S. Holder who is an individual, trust or estate (a “U.S. Non-Corporate Holder”) will generally be treated as “qualified dividend income” that is taxable to such U.S. Non-Corporate Holder at a current maximum preferential tax rate of 20% provided that (i) the class of stock with respect to which such dividends are paid is readily tradable on an established securities market in the United States (such as the NYSE), which we expect to be the case with respect to our common stock (but which might not be the case with respect to preferred stock that is issued pursuant to this Registration Statement); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below); (iii) the U.S. Non-Corporate Holder has owned the common stock or preferred stock for more than 60 days in the 121-day period beginning 60 days before the date on which such common stock or preferred stock becomes ex-dividend (and has not entered into certain risk limiting transactions with respect to such common stock or preferred stock); and (iv) the U.S. Non-Corporate Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Any dividends we pay out of E&P which are not eligible for the preferential tax rates will be taxed at ordinary income rates in the hands of a U.S. Non-Corporate Holder. Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of a threshold percentage (10% in the case of common stock and either 5% or 10% in the case of preferred stock, depending on the nature of the preference) of a stockholder’s adjusted basis (or fair market value in certain circumstances) in a share of our stock—paid by us. If we pay an “extraordinary dividend” on our common stock or preferred stock that is treated as “qualified dividend income”, then any loss derived by a U.S. Non-Corporate Holder from the subsequent sale or exchange of such stock will be treated as long-term capital loss to the extent of the amount of such dividend. There is no assurance that any dividends paid on our common stock or preferred stock will be eligible for these preferential tax rates in the hands of a U.S. Non-Corporate Holder, although we believe that they will be so eligible, provided that we are not a PFIC, as discussed below.
Sale, Exchange or Other Taxable Disposition of Our Common Stock and Preferred Stock
Provided that we are not a PFIC for any taxable year, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common stock or preferred stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. Long-term capital gains of U.S. Non-Corporate Holders are generally eligible for a current maximum 20% preferential tax rate. A U.S. Holder’s ability to deduct capital losses against income is subject to certain limitations.
PFIC Status and Significant Tax Consequences
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a non-U.S. corporation classified as a PFIC for U.S. federal income tax purposes. In particular, U.S. Non-Corporate Holders would not be eligible for the maximum 20% preferential tax rate on qualified dividends. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the U.S. Holder held our common stock or preferred stock, either:
•
at least 75% of our gross income for such taxable year consists of “passive income” (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year consists of “passive assets” (i.e., assets that produce, or are held for the production of, passive income).
Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

We believe that it is more likely than not that the gross income we derive, or are deemed to derive, from our time chartering activities is properly treated as services income rather than rental income. Assuming this is correct, our income from time chartering activities would not constitute “passive income,” and the assets we own and operate in connection with the production of that income would not constitute passive assets. Consequently, based upon our actual and projected income, assets and activities, we believe it is more likely than not that we are not currently a PFIC and will not become a PFIC in the foreseeable future.
There is substantial legal authority supporting the position that we are not a PFIC, consisting of case law and IRS pronouncements concerning the characterization of income derived from time chartering activities as services income for other tax purposes. Nonetheless, it should be noted that there is legal uncertainty in this regard because the U.S. Court of Appeals for the Fifth Circuit has held that, for purposes of a different set of rules under the Code, income derived from certain time chartering activities should be treated as rental income rather than services income. However, the IRS stated that it disagrees with the holding of this Fifth Circuit case and that income from time chartering activities should be treated as services income. We have not sought, and we do not expect to seek, an IRS ruling on this matter. Accordingly, no assurance can be given that the IRS or a court will accept this position and there is a risk that the IRS or a court could determine that we are a PFIC. No assurance can be given that this result will not occur. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future, or that we can avoid PFIC status in the future.
If we are a PFIC for any taxable year during which a U.S. Holder owns our common stock or preferred stock, such U.S. Holder will, for any taxable year during which we are treated as a PFIC, generally be required to file IRS Form 8621 with his or her U.S. federal income tax return to report his or her ownership of our common stock or preferred stock if the total value of all PFIC stock that such U.S. Holder directly or indirectly owns exceeds certain thresholds. U.S. Holders are urged to consult their own tax advisors concerning the filing of IRS Form 8621.
In addition, as discussed more fully below, if we were treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder made an election to treat us as a “Qualified Electing Fund”, which election is referred to as a “QEF election”. As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common stock (and might be able to make such an election with respect to our preferred stock) as discussed below.
The PFIC rules are complex, and you are encouraged to consult your own tax advisor regarding the PFIC rules, including the annual PFIC reporting requirement.
Taxation of U.S. Holders of a PFIC Making a Timely QEF Election
If we were a PFIC for any taxable year and a U.S. Holder made a timely QEF election, such U.S. Holder being referred to as an “Electing Holder”, the Electing Holder would be required to report each year for U.S. federal income tax purposes the Electing Holder’s pro rata share of our ordinary earnings (as ordinary income) and our net capital gain (which gain shall not exceed our E&P for the taxable year and would be reported as long-term capital gain), if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. Any such income inclusions would not be eligible for the current maximum 20% preferential tax rates applicable to qualified dividend income as discussed above. The Electing Holder’s adjusted tax basis in our common stock or preferred stock would be increased to reflect taxed but undistributed E&P. Distributions of E&P that had been previously taxed would, pursuant to this election, result in a corresponding reduction in the adjusted tax basis in such common stock or preferred stock and would not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incurred with respect to any year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of such common stock or preferred stock. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If we were to become aware that we were treated as a PFIC for any taxable year, we would notify all U.S. Holders of such treatment and provide each U.S. Holder with all necessary information in order to make the QEF election described above. Even if a U.S. Holder makes a QEF election for one of our taxable years, if we were a PFIC for a prior taxable year during which the holder was a stockholder and for which the holder did not make a timely QEF election, the holder would also be subject to the different and more adverse tax consequences described below under “—Taxation of U.S. Holders of a PFIC Not Making a Timely QEF or ‘Mark-to-Market’ Election”.
A QEF election generally will not have any effect with respect to any taxable year for which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year for which we are a PFIC.
Taxation of U.S. Holders of a PFIC Making a “Mark-to-Market” Election
Alternatively, if we were treated as a PFIC for any taxable year and our common stock or preferred stock, as applicable, is treated as “marketable stock”, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to such stock; provided that the U.S. Holder completes and files IRS Form 8621 with its U.S. federal income tax return. We believe our common stock will be treated as “marketable stock” for this purpose. As of the time this Registration Statement was filed, we did not have any preferred stock that would be treated as “marketable stock” for this purpose.
If the mark-to-market election is made with respect to a U.S. Holder’s common stock or preferred stock, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of such common stock or preferred stock at the end of the taxable year over the U.S. Holder’s adjusted tax basis in such common stock or preferred stock. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in such common stock or preferred stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common stock or preferred stock would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common stock or preferred stock would be treated as ordinary income and any loss realized on the sale, exchange or other disposition of the common stock or preferred stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder in income.
Taxation of U.S. Holders of a PFIC Not Making a Timely QEF or “Mark-to-Market” Election
Finally, if we were treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year, referred to as a “Non-Electing Holder”, would be subject to special rules with respect to (i) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common stock or preferred stock in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for such common stock or preferred stock), and (ii) any gain realized on the sale, exchange or other disposition of our common stock or preferred stock. Under these special rules:
•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common stock or preferred stock;
•
the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we were a PFIC during the Non-Electing Holder’s holding period, would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a qualified pension, profit-sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common stock or preferred stock. If we were a PFIC, and a Non-Electing Holder who was an individual died while owning our common stock or preferred stock, such holder’s successor generally would not receive a step-up in tax basis with respect to such stock. Certain of these rules would apply to a U.S. Holder who made a QEF election for one of our taxable years if we were a PFIC in a prior taxable year during which the holder held our common stock or preferred stock and for which the holder did not make a QEF election.

Medicare Tax
A U.S. Non-Corporate Holder (excluding certain trusts within a special class of trusts that is exempt from such tax) is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of such U.S. Holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Such a U.S. Holder’s net investment income will generally include such U.S. Holder’s gross interest income and dividend income and net gains from the disposition of our common stock and preferred stock, unless such interest, dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Non-Corporate Holder is urged to consult the holder’s own tax advisor regarding the applicability of the Medicare tax to the holder’s ownership of our common stock and preferred stock.
Taxation of Rights and Warrants
A discussion of the U.S. federal income tax considerations for U.S. Holders of any rights and warrants issued pursuant to this Registration Statement will be provided in the relevant Prospectus Supplement at the time of issuance.
U.S. Federal Income Taxation of “Non-U.S. Holders”
The following section applies to you only if you are a “Non-U.S. Holder”. For this purpose, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock or preferred stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
Taxation of Common Stock and Preferred Stock
Distributions on Our Common Stock and Preferred Stock
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on distributions received from us with respect to our common stock or preferred stock, unless that interest or dividend income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of an applicable U.S. income tax treaty with respect to those distributions, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.
Sale, Exchange or Other Taxable Disposition of Our Common Stock and Preferred Stock
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common stock or preferred stock, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is entitled to the benefits of an applicable U.S. income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.
If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, any income from the common stock or preferred stock, including dividends and the gain from the sale, exchange or other disposition of such stock, that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, your E&P that is attributable to the effectively connected income, which is subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.
Taxation of Rights and Warrants
A discussion of the U.S. federal income tax considerations for Non-U.S. Holders of any rights and warrants issued pursuant to this prospectus will be provided in the relevant prospectus supplement at the time of issuance.

Tax Return Disclosure Requirements
Individual U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individual Non-U.S. Holders and certain U.S. Holders that are entities) that hold certain specified foreign financial assets with values in excess of certain dollar thresholds are required to report such assets on IRS Form 8938 with their U.S. federal income tax return, subject to certain exceptions (including an exception for foreign assets held in accounts maintained by U.S. financial institutions). Stock of a non-U.S. corporation, including our common stock and preferred stock, is a specified foreign financial asset for this purpose. Substantial penalties apply for failure to properly complete and file Form 8938. You are encouraged to consult your own tax advisor regarding the filing of this form.
Backup Withholding and Information Reporting
In general, dividend payments (or other taxable distributions) and proceeds from the disposition of our common stock or preferred stock made to you may be subject to information reporting requirements if you are a U.S. Non-Corporate Holder. Such payments may also be subject to backup withholding if you are a U.S. Non-Corporate Holder and you:
•	fail to provide an accurate taxpayer identification number;
•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or
•	in certain circumstances, fail to comply with applicable certification requirements.
Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.
If you are a Non-U.S. Holder and you sell our common stock or preferred stock to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell our common stock or preferred stock through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell our common stock or preferred stock through a non-U.S. office of a broker that is a U.S. person or has certain other contacts with the United States. However, such information reporting requirements and, depending on the circumstances, backup withholding will not apply if the broker has documentary evidence in its records that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.
Backup withholding is not an additional tax. Rather, you generally may obtain a credit or refund of any amounts withheld under backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Commission a registration statement on Form F-3ASR under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, at such website. For further information pertaining to the securities offered by this prospectus, reference is made to the registration statement.
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” and we file periodic reports and other information with the Commission. These periodic reports and other information are available for inspection and copying at the Commission’s public reference facilities and the website of the Commission referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but we are required to furnish certain proxy statements to stockholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
the Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 23, 2023, which contains audited consolidated financial statements and related notes thereto for the most recent fiscal year for which those statements have been filed; and

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-32640), filed with the SEC on October 7, 2005 which incorporates by reference the description of our common stock contained in our registration statement on Form F-1 (File No. 333-128460), as amended, filed with the SEC on September 21, 2005, and any amendments or reports filed updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and, solely to the extent designated therein, certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if and to the extent they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Requests for such information should be made to us at the following address:
Clarendon House
2 Church Street, Hamilton HM 11
Bermuda
Phone: +1 (441) 295-1422
Fax: +1 (441) 298-7800
Email: info@dhtankers.com
You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements in this Registration Statement that are not statements of historical fact are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. This prospectus contains certain forward-looking statements and information relating to us that are based on beliefs of our management as well as assumptions made by us and information currently available to us. When used in this document, words such as “believe”, “intend”, “anticipate”, “estimate”, “project”, “forecast”, “plan”, “potential”, “will”, “may”, “should”, “could”, and “expect” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, other information sent to our security holders and other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. The reasons for this include the risks, uncertainties and factors described under “Risk Factors” on page 4 of this prospectus as well as those appearing under the heading “Item 3. Key Information—D. Risk Factors” in our 2022 Form 20-F.
These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Factors that might cause future results to differ include, but are not limited to, the following:
•	our future financial condition and liquidity, including our ability to make required payments under our credit facilities and comply with our loan covenants;
•	our ability to finance our capital expenditures, acquisitions and other corporate activities;
•	our future operating or financial results and future revenues and expenses;
•	expectations relating to dividend payments and our ability to make such payments;
•	future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses;
•	tanker industry trends, including charter rates and vessel values and factors affecting vessel supply and demand;
•	expectations about the availability of vessels to purchase, or the time which it may take to construct new vessels or vessels’ useful lives;
•	the availability of insurance on commercially reasonable terms;
•	our ability to comply with operating and financial covenants and to repay their debt under the secured credit facilities;
•	our ability to obtain additional financing and to obtain replacement charters for our vessels;
•	to operate exhaust gas cleaning system to repay the investment;
•
fluctuations in currencies and interest rates and the impact of the discontinuation of remaining London Interbank Offered Rate tenors for US Dollars, or “LIBOR,” after June 30, 2023 on any of our debt referencing LIBOR in the interest rate;

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;
•
the severity and duration of the COVID-19 pandemic (and variants that may emerge), including governments’ related responses to the outbreak which could cause business disruptions and continued declines in production of or demand for oil and petroleum products, either globally or in particular regions;

•	greater than anticipated levels of newbuilding orders or less than anticipated rates of scrapping of older vessels;

•
the availability of existing vessels to acquire or newbuilds to purchase, or the time that it may take to construct and take delivery of new vessels, including our newbuild vessels currently on order, or the useful lives of our vessels;

•	the availability of key employees and crew, the length and number of off-hire days, drydocking requirements and fuel and insurance costs;
•	competitive pressures within the tanker industry;
•	changes in trading patterns for particular commodities significantly impacting overall tonnage requirements;
•	changes in the rate of growth of the world and various regional economies;
•	the risk of incidents to vessel operation, including discharge of pollutants;
•	unanticipated changes in laws and regulations, including those in response to the increased focus on sustainability and other environmental, social and governance matters in recent years;
•	delays and cost overruns in construction projects;
•	any malfunction or disruption of information technology (“IT”) systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	potential liability from future litigation;
•	corruption, piracy, militant activities, political instability, terrorism, ethnic unrest and regionalism in countries where we may operate;
•	our business strategy and other plans and objectives for future operations; and
•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977, or other applicable regulations relating to bribery.
We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements. Further, we cannot assess the impact of each such factor on our business or to the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

DHT Holdings, Inc.
Common Shares
Preferred Shares
Warrants
Rights

PROSPECTUS
March 23, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Our amended and restated bylaws provide that we shall, subject to the limitations contained in the Marshall Islands Business Corporations Act, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.
Item 9.	Exhibits.
The exhibits listed in the following table have been filed as part of this registration statement.
Number	Exhibit Description
1.1	Form of Underwriting Agreement (for equity securities).*
3.1
Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of June 2017, filed with the Commission on June 16, 2017, Commission File Number 001-32640).

3.2
Amended and Restated Bylaws of DHT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of May 2022, filed with the Commission on May 12, 2022, Commission File Number 001-32640).

4.1
Form of Common Stock Certificate of DHT Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 20-F of DHT Holdings, Inc. for the year ended December 31, 2014, filed with the Commission on March 19, 2015, Commission File Number 001-32640).

4.2	Form of Preferred Certificate.*
4.3
Investor Rights Agreement, dated as of April 20, 2017, between DHT Holdings, Inc. and BW Group Limited (incorporated by reference to Exhibit 10.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of April 2017, Commission File Number 001-32640).

4.4	Form of Warrant.*
4.5	Form of Warrant Agreement.*
4.6	Form of Rights Agreement.*
5.1	Opinion of Reeder & Simpson P.C.
8.1	Tax Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Ernst & Young AS.
23.2	Consent of Deloitte AS.
23.3	Consent of Reeder & Simpson P.C. (contained in Exhibit 5.1).
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 8.1).
107.1	Filing Fee Table

Item 10.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act, to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common stock being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(10)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on March 23, 2023.
DHT HOLDINGS, INC.,

By:	/s/ Laila C. Halvorsen
Name: Laila C. Halvorsen
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Svein Moxnes Harfjeld	President & Chief Executive Officer (Principal Executive Officer)	March 23, 2023
Svein Moxnes Harfjeld

/s/ Laila C. Halvorsen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2023
Laila C. Halvorsen

/s/ Erik A. Lind	Chairman and Director	March 23, 2023
Erik A. Lind

/s/ Einar Michael Steimler	Director	March 23, 2023
Einar Michael Steimler

/s/ Joseph H. Pyne	Director	March 23, 2023
Joseph H. Pyne

/s/ Jeremy Kramer	Director	March 23, 2023
Jeremy Kramer

/s/ Sophie Rossini	Director	March 23, 2023
Sophie Rossini

/s/ Iman Hill	Director	March 23, 2023
Iman Hill

/s/ Donald J. Puglisi	Authorized Representative in the United States	March 23, 2023
Donald J. Puglisi Managing Director Puglisi & Associates

EXHIBIT INDEX
Number	Exhibit Description
1.1	Form of Underwriting Agreement (for equity securities).*
3.1
Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of June 2017, filed with the Commission on June 16, 2017, Commission File Number 001-32640).

3.2
Amended and Restated Bylaws of DHT Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of May 2022, filed with the Commission on May 12, 2022, Commission File Number 001-32640).

4.1
Form of Common Stock Certificate of DHT Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 20-F of DHT Holdings, Inc. for the year ended December 31, 2014, filed with the Commission on March 19, 2015, Commission File Number 001-32640).

4.2	Form of Preferred Certificate.*
4.3
Investor Rights Agreement, dated as of April 20, 2017, between DHT Holdings, Inc. and BW Group Limited (incorporated by reference to Exhibit 10.1 of the Current Report on Form 6-K of DHT Holdings, Inc. for the month of April 2017, Commission File Number 001-32640).

4.4	Form of Warrant.*
4.5	Form of Warrant Agreement.*
4.6	Form of Rights Agreement.*
5.1	Opinion of Reeder & Simpson P.C.
8.1	Tax Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Ernst & Young AS.
23.2	Consent of Deloitte AS.
23.3	Consent of Reeder & Simpson P.C. (contained in Exhibit 5.1).
23.4	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 8.1).
107.1	Filing Fee Table
*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Report on Form 6-K to be filed by the registrant in connection with a specific offering and incorporated herein by reference.